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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT
 As of January 14, 2000, the Company and its subsidiaries are comprised of the following entities:

United States
 MI Entertainment Corp.
  The Santa Anita Companies, Inc.
    Los Angeles Turf Club, Inc.
  SLRD Thoroughbred Training Center, Inc.
  Gulfstream Park Racing Association, Inc.
  Pacific Racing Association, Inc.
  Ladbroke Land Holdings, Inc.
  Remington Park, Inc.
  Thistledown, Inc.
  MI Racing, Inc.
  5321 Industries Inc.
  DLR, Inc.
  OTL, Inc.
  Vista Hospitality, Inc.
Canada
 MI Venture (Canada) Inc.
  1207032 Ontario Inc.
 1180482 Ontario Inc.
Europe
 MI Entertainment Holding GmbH
  Magna Ventures Management GmbH
   SDP Landholding GmbH
    Steyr-Barter Handels GmbH
     Steyr-Industrie-Commerz und Handels GmbH
   Gemeinniitzige Wohnungs-Gesellschaft,
    "Steyr-Daimler-Puch" GmbH & Co. KG
   MI Air Flugbetriebs GmbH
 Magna Vierte Beteiligungs AG
 Magna Projektentwicklungs AG
  Magna Grundstucksentwicklungs GmbH